Exhibit 5.1
                                                                     -----------


                      JENKENS & GILCHRIST PARKER CHAPIN LLP

                             THE CHRYSLER BUILDING          AUSTIN, TEXAS
                              405 LEXINGTON AVENUE         (512) 499-3800
                            NEW YORK, NEW YORK 10174      CHICAGO, ILLINOIS
                                                           (312) 425-3900

                                 (212) 704-6000             DALLAS, TEXAS
                            FACSIMILE (212) 704-6288       (214) 855-4500
                                                           HOUSTON, TEXAS

                                www.jenkens.com            (713) 951-3300
                                                       LOS ANGELES, CALIFORNIA
                                                           (310) 820-8800
                                                         SAN ANTONIO, TEXAS

                                                           (210) 246-5000
                                                          WASHINGTON, D.C.
                                                           (202) 326-1500


                                  June 13, 2002


Silverstar Holdings, Ltd.
6100 Glades Road, Suite 305
Boca Raton, FL 33434

         RE:      SILVERSTAR HOLDINGS, LTD.

Gentlemen:

         We have acted as counsel to Silverstar Holdings, Ltd., a Bermuda corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration for resale by the selling stockholders listed therein (the "Selling Stockholders") of 900,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, (ii) Bylaws and (iii) a certificate by the Secretary of the Company certifying the resolutions adopted by the Company's Board of Directors authorizing the issuance of the Shares and that the Shares were issued in accordance with the terms of that certain Asset Purchase Agreement dated as of September 24, 2001 by and among the Company, Student Sports, Inc., a California corporation, the Shareholders listed therein, and Student Sports, Inc., a Delaware corporation, which was authorized by such resolutions. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing and the compliance with applicable state securities laws, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.


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                      JENKENS & GILCHRIST PARKER CHAPIN LLP


Silverstar Holdings, Ltd.
June 13, 2002
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-K promulgated under the Act.

                                      Very truly yours,


                                      /s/ JENKENS & GILCHRIST PARKER CHAPIN LLP
                                      JENKENS & GILCHRIST PARKER CHAPIN LLP